As filed with the Securities and Exchange Commission on August 6, 1999
                                                      Registration No. 333-80789
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MOVADO GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           New York                                             13-2595932
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                125 CHUBB AVENUE
                           LYNDHURST, NEW JERSEY 07071
    (Address, including Zip Code, of Registrant's Principal Executive Office)

                  MOVADO GROUP, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                                TIMOTHY F. MICHNO
                                 GENERAL COUNSEL
                               MOVADO GROUP, INC.
                                125 CHUBB AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (201) 460-4800
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                               ------------------

                                    Copy to:
                             Judith R. Thoyer, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000
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

                                EXPLANATORY NOTE


         The Section 10(a) prospectus being delivered by Movado Group, Inc. (the "Company") to participants in the Company's 1996 Stock Incentive Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of Common Stock, par value $0.01 per share (the "Common Stock"), reserved for issuance pursuant to the Plan. The Plan information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by Movado Group, Inc. (the "Company") are hereby incorporated in this Registration Statement by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended January 31, 1999;

         (b) Quarterly Report on Form 10-Q for the quarter ended April 30, 1999; and

         (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated September 8, 1993, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 722 of the New York Business Corporation Law (the "BCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of an action or proceeding (or appeal therefrom) other than one by or in the right of the corporation to procure a judgment in its favor (a "derivative action"), whether civil or criminal, including an action by or in the right of any other corporation of any type of kind, domestic or foreign, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, if they acted in good faith and for a purpose which they reasonably believed to be in or, in the case of service for any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, in addition had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with the defense or settlement of such actions, and no indemnification shall be made in respect of (1) a threatened action,

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or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which the person to be indemnified shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

         Section 721 of the BCL provides that Article 7 of the BCL shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the corporation's certificate of incorporation or by-laws, or, when authorized by the certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

         Section 723(c) of the BCL provides that expenses incurred in defending a civil or criminal action or proceeding may be paid by a corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer involved to repay such amount. Section 725(a) of the BCL requires that all expenses which are advanced by the corporation be repaid if the person receiving such advancement is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

         Section 726 of the BCL provides that a corporation shall have the power to purchase and maintain insurance to indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 and to indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

         The Registrant's Restated Certificate of Incorporation and Restated By-Laws also provide that, to the extent not prohibited by applicable law, the Company will indemnify directors and officers who are made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, including derivative actions, brought because the director or officer is serving as such or is serving in any capacity at the request of the Company for any other entity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys' fees and disbursements), except that no indemnification will be made in respect of judgments adverse to such director or officer that establish that (1) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated; or (2) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         The Restated Certificate of Incorporation and Restated By-Laws provide that the Company shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification the funds necessary for payment of expenses, including, without limitation, attorneys' fees and disbursements, incurred in connection with any proceeding, in advance of the final disposition thereof, subject to the BCL requirement that the Company receive an undertaking, by or on behalf of such director or officer or other indemnified person, to repay any such amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

         The Restated Certificate of Incorporation and Restated By-Laws also provide that the Company shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation that it incurs as a result of the indemnification of directors and officers under the Restated Certificate of

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Incorporation and Restated By-Laws or (b) any director or officer in instances in which he or she may be indemnified under the provisions of the Restated Certificate of Incorporation or Restated By-Laws against any liability asserted, whether or not the Company would have the power to indemnify such person against such liability under the laws of the State of New York, subject to the limitations imposed under the BCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5        Opinion of Timothy F. Michno (previously filed)
         23(a)    Consent of PricewaterhouseCoopers LLP (previously filed)
         23(b)    Consent of Timothy F. Michno (included in his opinion filed as
                  Exhibit 5 hereto)
         24       Power of Attorney (previously filed)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information which
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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         (c) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Movado Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey on this 17th day of June, 1999.

                                  MOVADO GROUP, INC.


                                  By: /s/ Gedalio Grinberg
                                      --------------------
                                      Name:  Gedalio Grinberg
                                      Title: Chief Executive Officer and
                                             Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                                    TITLE
      ---------                                    -----

/s/ Gedalio Grinberg          Chief Executive Officer and Chairman of the Board
--------------------          of Directors (Principal Executive Officer)
Gedalio Grinberg

/s/ Efraim Grinberg           President
-------------------
Efraim Grinberg

/s/ Michael J. Bush           Executive Vice President and Chief Operating
-------------------           Officer
Michael J. Bush

/s/ Kenneth J. Adams          Senior Vice President and Chief Financial Officer
--------------------          (Chief Financial Officer and Principal Accounting
Kenneth J. Adams              Officer)

/s/ Timothy Michno,           Director
Attorney in fact for
--------------------
Margaret Hayes Adame

/s/ Timothy Michno,           Director
Attorney in fact for
--------------------
Donald Oresman

/s/ Timothy Michno,           Director
Attorney in fact for
--------------------
Leonard L. Silverstein

/s/ Timothy Michno,           Director
Attorney in fact for
--------------------
Alan H. Howard

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